    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 9, 1997
                                                      REGISTRATION NO. 333-33011
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 5

                                       TO

                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            TOWER REALTY TRUST, INC.
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN GOVERNING INSTRUMENTS)

                        120 WEST 45TH STREET, 24TH FLOOR
                            NEW YORK, NEW YORK 10036
                                 (212) 768-9010
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                              LAWRENCE H. FELDMAN
                CHAIRMAN, CHIEF EXECUTIVE OFFICER, AND PRESIDENT
                        120 WEST 45TH STREET, 24TH FLOOR
                            NEW YORK, NEW YORK 10036
                                 (212) 768-9010
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                   Copies to:

             PETER M. FASS, ESQ.                       J. WARREN GORRELL, JR., ESQ.
         STEVEN L. LICHTENFELD, ESQ.                     STEVEN A. MUSELES, ESQ.
              BATTLE FOWLER LLP                           HOGAN & HARTSON L.L.P.
             75 EAST 55TH STREET                       555 THIRTEENTH STREET, N.W.
           NEW YORK, NEW YORK 10022                    WASHINGTON, D.C. 20004-1109
                (212) 856-7000                                (202) 637-5600

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Set forth below is an estimate of the approximate amount of the fees and expenses (other than underwriting discounts and commissions) payable by the Registrant in connection with the issuance and distribution of the shares of Common Stock.

        Securities and Exchange Commission registration fee.............  $   104,333
        NASD filing fee.................................................       30,500
        NYSE listing fee................................................       70,000
        Advisory fee....................................................    2,878,000
        Printing, engraving and mailing expenses........................      450,000
        Accountants' fees and expenses..................................    2,300,000
        Other consultants' fees and expenses............................      360,000
        Blue Sky fees and expenses......................................       15,000
        Legal fees......................................................    5,160,000
        Transfer agent's fees...........................................        8,000
        Miscellaneous expenses..........................................      502,167
                                                                          -----------
                  Total.................................................  $11,878,000
                                                                          ===========
        Indemnification Insurance Costs (see Item 34)...................  $   266,000

---------------


ITEM 32.  SALES TO SPECIAL PARTIES.


     See response to Item 32.

ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES.

     On March 31, 1997, as part of its formation, the Company issued 1,000 unregistered shares of Common Stock to Lawrence H. Feldman for a purchase price of $1,000 in reliance upon an exemption from registration under Section 4(2) of the Securities Act.

     As part of the Formation Transactions an aggregate of 1,583,640 OP Units and 924,800 shares of restricted Common Stock will be issued to the Primary Contributors and the Continuing Investors in return for (i) the contribution of certain interests in the Tower Predecessor Company and in certain of the Properties and the Development Parcels to the Operating Partnership and (ii) the contribution by the Primary Contributors of certain assets, including management contracts relating to certain of the Properties, the Excluded Properties and certain other Properties. The issuance of the OP Units will be effected in reliance on an exemption from registration under Section 4(2) of the Securities Act. The descriptions of the foregoing transactions in the Prospectus under the heading "Formation and Structure of the Company" are incorporated herein by reference.

     Concurrent with the Offering, and subject to certain conditions, the Company is directly placing with certain private investment funds advised by Morgan Stanley Asset Management, Inc. $20 million of Common Stock at the price per share sold in the Offering in reliance on an exemption from registration under Section 4(2) of the Securities Act. In addition, concurrent with the Offering, the Company will issue to the Morgan Stanley Investors approximately $22.2 million of restricted Common Stock in exchange for the cancellation of approximately $12.3 million outstanding under the MSAM Notes. Between March 31, 1997, and September 18, 1997, the Company issued an aggregate of $12.3 million of the MSAM Notes to the Morgan Stanley Investors in reliance on an exemption from registration under Section 4(2) of the Securities Act.

     Concurrent with the Offering, and subject to certain conditions, the Company is directly placing with the Carlyle Funds $10 million of Common Stock at the price per share sold in the Offering in reliance on an exemption from registration under Section 4(2) of the Securities Act.

ITEM 34.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter of the Company contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

     The Charter authorizes the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of the Company. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The Charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

     The MGCL requires a Maryland corporation (unless its charter provides otherwise, which the Company's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or in any proceeding in which the director was adjudged to be liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. Indemnification under the provisions of the MGCL is not deemed exclusive of any other rights, by indemnification or otherwise, to which an officer or director may be entitled under the Company's Charter or Bylaws, resolutions of stockholders or directors, contract or otherwise. However, it is the position of the

Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

     The Company also has purchased and maintains insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

     The Underwriting Agreement will contain certain provisions pursuant to which certain officers, directors and controlling persons may be entitled to be indemnified by the underwriters named therein.

ITEM 35.  TREATMENT OF PROCEEDS FROM SHARES BEING REGISTERED.

     None.

ITEM 36.  FINANCIAL STATEMENTS AND EXHIBITS.

     (1) Financial Statements are included in the Prospectus. See "Index to Financial Statements" in the Prospectus on page F-1.

     (2) The following financial statement schedules of the registrant are filed herewith:

          III Real Estate and Accumulated Depreciation


EXHIBIT
NUMBER                                          EXHIBIT
------     ----------------------------------------------------------------------------------
 *1.1      Form of Underwriting Agreement
 *3.1      Articles of Incorporation of the Company
 *3.2      Form of Amended and Restated Articles of Incorporation
 *3.3      Bylaws of the Company
 *3.4      Form of Amended and Restated Bylaws of the Company
 *4.1      Form of Common Stock Certificate for the Company
  5.1      Opinion of Battle Fowler LLP, amended
  5.2      Opinion of Ballard Spahr Andrews & Ingersoll, amended
  5.3      Opinion of Battle Fowler LLP, regarding Carlyle Concurrent Private Placement, amended
  8.1      Opinion of Battle Fowler LLP, as to Tax Matters, amended
*10.1      Form of Amendment and Restatement of Agreement of Limited Partnership of Tower
           Realty Operating Partnership, L.P., by and among Tower Realty Trust, Inc., as general partner, Lawrence H. Feldman, as initial Limited Partner, and the Persons set forth in Exhibit A thereto.
*10.2      Form of Exchange Rights Agreement
*10.3      Form of Registration Rights Agreement.
*10.4      Form of Lock-up Agreement
*10.5      Form of Tower Realty Trust, Inc. 1997 Incentive Plan
*10.6      Form of Tower Realty Trust, Inc. Non-Employee Directors' Incentive Plan
*10.7      Form of Employment Agreement between the Company and Lawrence H. Feldman
*10.8      Form of Employment Agreement between the Company and Robert L. Cox
*10.9      Form of Employment Agreement between the Company and Joseph D. Kasman
*10.10     Form of Indemnification Agreement between the Company and its executive officers and directors

EXHIBIT
NUMBER                                          EXHIBIT
------     ----------------------------------------------------------------------------------
*10.11     Purchase Agreement, dated as of March 31, 1997, among Tower Realty Trust, Inc.,
           Tower Realty Operating Partnership, L.P. and each of the investors signatory thereto, as amended by the Purchase Agreement Supplement dated as of May 15, 1997,
           Purchase Agreement Supplement No. 2, dated as of May 29, 1997, Purchase Agreement
           Supplement No. 3, dated as of May 29, 1997, Purchase Agreement Supplement No. 4,
           dated as of July 9, 1997, Purchase Agreement Supplement No. 5, dated as of July
           31, 1997
*10.12     Contribution Agreement (OP Units-CXX Mineola Limited Partnership) by and among
           Tower Realty Operating Partnership, L.P. and Jeffrey Feldman
*10.13     Amendment to Contribution Agreement by and among Tower Realty Operating
           Partnership, L.P. and Jeffrey Feldman
*10.14     Second Amendment to Contribution Agreement by and between Tower Realty Operating
           Partnership, L.P. and Jeffrey Feldman
*10.15     Contribution Agreement (Cash-Stellar Associates) by and among Tower Realty
           Operating Partnership, L.P. and Laurie Jacoby
*10.16     First Amendment to Contribution Agreement by and between Tower Realty Operating
           Partnership, L.P. and Laurie Jacoby
*10.17     Contribution Agreement (OP Units) by and among Tower Realty Operating Partnership,
           L.P. and Bama Equities, Inc.
*10.18     Amendment to Contribution Agreement by and among Tower Realty Operating
           Partnership, L.P. and Bama Equities, Inc.
*10.19     Second Amendment to Contribution Agreement by and between Tower Realty Operating
           Partnership, L.P. and Bama Equities, Inc.
*10.20     Contribution Agreement (Cash-Stellar Associates) by and among Tower Realty
           Operating Partnership, L.P. and Valerie Herts Kalnitzky
*10.21     First Amendment to Contribution Agreement by and between Tower Realty Operating
           Partnership, L.P. and Valerie Hertz Kalnitzky
*10.22     Assignment Agreement by Charles M. Kotick, as nominee (CXX)
*10.23     Contribution Agreement by and between Tower Realty Operating Partnership, L.P. and
           Allan B. Mendelsohn, as Chapter 7 Trustee of Edward Feldman
*10.24     Option Agreement, dated as of July 28, 1997, by and between Tower Realty Operating
           Partnership, L.P. and Dana II Associates Limited Partnership
*10.25     Option Agreement, dated July 28, 1997, by and between Tower Realty Operating
           Partnership, L.P. and Tower 45 Ventures Limited Partnership
*10.26     Option Agreement, dated July 31, 1997, by and between Tower Realty Operating
           Partnership, L.P. and Feldman Tower 45, Inc.
*10.27     Contribution Agreement between Maitland Property Investors, Limited and Tower
           Realty Operating Partnership, L.P., dated as of August 4, 1997
*10.28     Non-Competition Agreement, dated as of August 4, 1997 among Tower Realty Operating
           Partnership, L.P., Properties Atlantic, Inc., Clifford Stein and Reid Berman
*10.29     Assets Contribution Agreement, dated as of August 4, 1997, between Tower Realty
           Operating Partnership, L.P., and Properties Atlantic, Inc., Clifford Stein, and
           Reid Berman
*10.30     Option Agreement, dated as of July 28, 1997, by and between Tower Realty Operating
           Partnership, L.P. and Stellar Associates
*10.31     Option Agreement, dated as of July 28, 1997, by and between Tower Realty Operating
           Partnership, L.P. and Carlyle Industries, Inc.
*10.32     Option Agreement, dated as of July 31, 1997, by and between Tower Realty Operating
           Partnership, L.P. and 120 West 45th Street Associates
*10.33     Option Agreement, dated as of July 29, 1997, by and between Tower Realty Operating
           Partnership, L.P. and Richard Cooke, Craig Cooke and Brian Cooke

EXHIBIT
NUMBER                                          EXHIBIT
------     ----------------------------------------------------------------------------------
*10.34     Option Agreement, dated as of July 28, 1997, by and between Tower Realty Operating
           Partnership, L.P. and Charles B. Hickcox
*10.35     Option Agreement, dated as of July 31, 1997, by and between Tower Realty Operating
           Partnership, L.P. and Hazama T-45
*10.36     Option Agreement, dated as of July 25, 1997, by and between Tower Realty Operating
           Partnership, L.P. and Leo V. Berger
*10.37     Omnibus Option Agreement, dated as of July 31, 1997, by and between Tower Realty
           Operating Partnership, L.P. and Shoen U.S.A. Inc.
*10.38     Option Agreement, dated as of July 28, 1997, by and among Tower Realty Operating
           Partnership, L.P., Tower Equities Management, Inc. and Tower Equities and Realty
           Corp., CXX Mineola Management Corp., Forum Management and Realty Corp., Madison
           40/41 Management Corp., Tower 45 Asset Management Corp. and SJP Realty Corp.
*10.39     Contribution Agreement by and between Reid Berman and Tower Realty Operating
           Partnership, L.P. dated as of July 31, 1997
*10.40     Purchase Agreement by and among Tower Realty Operating Partnership, L.P. and
           Anthony DiLeonardo dated as of July 31, 1997, as amended by Amendment No. 1 to
           Anthony DiLeonardo Purchase Agreement, dated as of September 18, 1997
*10.41     Purchase Agreement by and among Tower Realty Operating Partnership, L.P. and
           Carmela Carrano dated as of July 31, 1997, as amended by Amendment No. 1 to
           Carmela Carrano Purchase Agreement, dated as of September 18, 1997
*10.42     Contribution Agreement by and between Richard Wisely and Tower Realty Operating
           Partnership, L.P. dated as of July 31, 1997
*10.43     Contribution Agreement by and between Lawrence Stein and Tower Realty Operating
           Partnership, L.P. dated as of July 31, 1997
*10.44     Contribution Agreement by and between Lawrence H. Feldman and Tower Realty
           Operating Partnership, L.P. dated as of July 31, 1997
*10.45     Contribution Agreement by and between Clifford L. Stein and Tower Realty Operating
           Partnership, L.P. dated as of July 31, 1997
*10.46     Contribution Agreement by and between Robert Adams and Tower Realty Operating
           Partnership, L.P. dated as of July 31, 1997
*10.47     Contribution Agreement by and between Eric Reimer and Tower Realty Operating
           Partnership, L.P., dated as of July 31, 1997
*10.48     Contribution Agreement by and between Reuben Friedberg and Tower Realty Operating
           Partnership, L.P., dated as of July 31, 1997
*10.49     Contribution Agreement by and between Joseph Kasman and Tower Realty Operating
           Partnership, L.P., dated as of July 31, 1997
*10.50     Contribution Agreement by and between Robert Cox and Tower Realty Operating
           Partnership, L.P., dated as of July 31, 1997
*10.51     Contribution Agreement, dated as of July 31, 1997, by and among Tower Realty
           Operating Partnership, L.P. and Joseph Kasman
*10.52     Option Agreement, dated as of May 8, 1997, by and among Tower Realty Operating
           Partnership, L.P. and Stanley B. Grey
*10.53     Option Agreement, dated as of May 8, 1997, by and among Tower Realty Operating
           Partnership, L.P. and Michael C. Zerner
*10.54     Letter Agreement, dated as of July 28, 1997, between Tower Realty Trust, Inc.,
           Tower Realty Operating Partnership, L.P., General Electric Capital Corporation,
           General Electric Real Estate Equities, Inc., GENEL Company, Inc. and GEBAM, Inc.
*10.55     Contribution Agreement by and among Tower Realty Trust, Inc., Tower Realty
           Operating Partnership, L.P. and DRA Opportunity Fund

EXHIBIT
NUMBER                                          EXHIBIT
------     ----------------------------------------------------------------------------------
*10.56     Contribution Agreement by and among Tower Realty Trust, Inc., Tower Realty
           Operating Partnership, L.P. and Office Invest Sub LLC
*10.57     Supplement and Amendment, dated as of September 11, 1997, to the Contribution
           Agreement by and among Tower Realty Trust, Inc., Tower Realty Operating
           Partnership, L.P. and Office Invest Sub LLC, as parties to the original
           Contribution Agreement, and Feldman MOT Portfolio Corp., Feldman FSA Corp., FSA
           Associates, L.P. and Lawrence H. Feldman
*10.58     Purchase and Sale Agreement, dated as of March 31, 1997, by and between Tower
           Equities and Realty Corp. and Tower Realty Operating Partnership, L.P.
*10.59     Purchase and Sale Agreement, dated as of September 11, 1997, by and between 100
           Wall LLC and Tower Realty Operating Partnership, L.P.
*10.60     Mortgage Loan Commitment, dated as of October 4, 1997, by and between Merrill
           Lynch Credit Corporation and one or more subsidiaries of Tower Realty Operating
           Partnership, L.P.
*10.61     Form of Financial Advisory Fee Agreement by and between Merrill Lynch, Pierce,
           Fenner & Smith Incorporated, Tower Realty Trust, Inc. and Tower Realty Operating
           Partnership, L.P.
*10.62     Form of Supplemental Representations, Warranties and Indemnity Agreement by and
           among Lawrence H. Feldman, Robert L. Cox, Joseph D Kasman, Eric S. Reimer, Reuben
           Friedberg and Tower Realty Operating Partnership, L.P. and Tower Realty Trust,
           Inc.
*10.63     Line of Credit Commitment, dated as of October 4, 1997, by and between Merrill
           Lynch Capital Corporation and Tower Realty Operation Partnership, L.P. and Tower
           Realty Trust, Inc.
*10.64     Purchase and Sale Agreement, dated as of July 25, 1997, by and between RSH
           Associates, Joel Wiener, and Lawrence H. Feldman
*10.65     Option Agreement, dated as of July 31, 1997, by and between Tower Realty Operating
           Partnership, L.P. and Carmela Carrano, as amended by Amendment No. 1 to Option
           Agreement, dated as of September 18, 1997
*10.66     Option Agreement, dated as of July 31, 1997, by and between Tower Realty Operating
           Partnership, L.P. and Anthony DiLeonardo, as amended by Amendment No. 1 to Option
           Agreement, dated as of September 18, 1997
*10.67     Option Agreement, dated as of September 27, 1997, by and between Orlando Option
           Holding, L.L.C. and Tower Realty Operating Partnership, L.P.
*10.68     Assignment of Real Estate Agreement, dated as of September 24, 1997, by and between Tower Equities and Realty Corp. and Tower Realty Operating Partnership,
           L.P.
*10.69     Third Amendment to Escrow Instructions and Addendum thereto and Option Agreement, dated as of July 23, 1997, by and between Beardsley and I-17, L.L.C and Deer
           Valley Towne Center L.L.C and Crystal, Inc.
*10.70     Phoenix Land Parcel Option Contract, dated as of September 12, 1997, by and between Crystal, Inc. and Tower Realty Operating Partnership, L.P.
*10.71     Form of Acquisition Advisory Fee Agreement
*10.72     Stock Purchase Agreement, dated as of September 19, 1997, by and among Tower
           Realty Trust, Inc. and Carlyle Realty Partners, L.P., Carlyle Realty Qualified
           Partners, L.P., Carlyle Realty Partners Sunrise, L.P. and Carlyle Realty
           Coinvestment, L.P.
*21.1      Subsidiaries of the Company, as amended
 23.1      Consent of Battle Fowler LLP (included in Exhibits 5.1 and 8.1 hereto)
*23.2      Consent of Coopers & Lybrand L.L.P.
*23.3      Consent of Landauer Associates, Inc.
 23.4      Consent of Ballard Spahr Andrews & Ingersoll (included in Exhibit 5.2)
*24.1      Powers of Attorney

EXHIBIT
NUMBER                                          EXHIBIT
------     ----------------------------------------------------------------------------------
*27.1      Financial Data Schedule, amended
*99.1      Consent of Robert M. Adams to be named as a director nominee
*99.2      Consent of Stephen B. Siegel to be named as a director nominee
*99.3      Consent of Richard M. Wisely to be named as a director nominee
*99.4      Consent of Esko I. Korhonen to be named as a director nominee
*99.5      Consent of Robert L. Cox to be named as a director nominee


---------------
 * Previously filed.

ITEM 37.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 33 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 9, 1997.

                                          TOWER REALTY TRUST, INC.
                                            a Maryland corporation (Issuer)

                                          By: /s/ LAWRENCE H. FELDMAN
                                            ------------------------------------
                                            Name: Lawrence H. Feldman
                                            Title: Chairman, Chief Executive
                                                   Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                               TITLE                      DATE
------------------------------------------  ------------------------------  -------------------
         /s/ LAWRENCE H. FELDMAN            Chairman, Chief Executive           October 9, 1997
------------------------------------------  Officer and President
           Lawrence H. Feldman              (principal executive
                                            officer)

                    *                       Senior Vice President and           October 9, 1997
------------------------------------------  Chief Financial Officer
             Joseph D. Kasman               (principal financial officer)

                    *                       Vice President of Accounting        October 9, 1997
------------------------------------------  and Controller (principal
             Thomas Woodward                accounting
                                            officer)

                    *                       Director                            October 9, 1997
------------------------------------------
           Lester S. Garfinkel

       *By /s/ LAWRENCE H. FELDMAN
------------------------------------------
           Lawrence H. Feldman
             Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                           EXHIBIT
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
  *1.1      Form of Underwriting Agreement
  *3.1      Articles of Incorporation of the Company
  *3.2      Form of Amended and Restated Articles of Incorporation
  *3.3      Bylaws of the Company
  *3.4      Form of Amended and Restated Bylaws of the Company
  *4.1      Form of Common Stock Certificate for the Company
   5.1      Opinion of Battle Fowler LLP, amended
   5.2      Opinion of Ballard Spahr Andrews & Ingersoll, amended
   5.3      Opinion of Battle Fowler LLP, regarding Carlyle Concurrent Private Placement, amended
   8.1      Opinion of Battle Fowler LLP, as to Tax Matters, amended
 *10.1      Form of Amendment and Restatement of Agreement of Limited Partnership of Tower
            Realty Operating Partnership, L.P., by and among Tower Realty Trust, Inc., as general partner, Lawrence H. Feldman, as initial Limited Partner, and the Persons set forth in Exhibit A thereto.
 *10.2      Form of Exchange Rights Agreement
 *10.3      Form of Registration Rights Agreement.
 *10.4      Form of Lock-up Agreement
 *10.5      Form of Tower Realty Trust, Inc. 1997 Incentive Plan
 *10.6      Form of Tower Realty Trust, Inc. Non-Employee Directors' Incentive Plan
 *10.7      Form of Employment Agreement between the Company and Lawrence H. Feldman
 *10.8      Form of Employment Agreement between the Company and Robert L. Cox
 *10.9      Form of Employment Agreement between the Company and Joseph D. Kasman
 *10.10     Form of Indemnification Agreement between the Company and its executive officers and directors
 *10.11     Purchase Agreement, dated as of March 31, 1997, among Tower Realty Trust, Inc.,
            Tower Realty Operating Partnership, L.P. and each of the investors signatory thereto, as amended by the Purchase Agreement Supplement dated as of May 15,
            1997, Purchase Agreement Supplement No. 2, dated as of May 29, 1997, Purchase
            Agreement Supplement No. 3, dated as of May 29, 1997, Purchase Agreement
            Supplement No. 4, dated as of July 9, 1997, Purchase Agreement Supplement No. 5,
            dated as of July 31, 1997
 *10.12     Contribution Agreement (OP Units-CXX Mineola Limited Partnership) by and among
            Tower Realty Operating Partnership, L.P. and Jeffrey Feldman
 *10.13     Amendment to Contribution Agreement by and among Tower Realty Operating
            Partnership, L.P. and Jeffrey Feldman
 *10.14     Second Amendment to Contribution Agreement by and between Tower Realty Operating
            Partnership, L.P. and Jeffrey Feldman
 *10.15     Contribution Agreement (Cash-Stellar Associates) by and among Tower Realty
            Operating Partnership, L.P. and Laurie Jacoby
 *10.16     First Amendment to Contribution Agreement by and between Tower Realty Operating
            Partnership, L.P. and Laurie Jacoby
 *10.17     Contribution Agreement (OP Units) by and among Tower Realty Operating
            Partnership, L.P. and Bama Equities, Inc.
 *10.18     Amendment to Contribution Agreement by and among Tower Realty Operating
            Partnership, L.P. and Bama Equities, Inc.
 *10.19     Second Amendment to Contribution Agreement by and between Tower Realty Operating
            Partnership, L.P. and Bama Equities, Inc.
 *10.20     Contribution Agreement (Cash-Stellar Associates) by and among Tower Realty
            Operating Partnership, L.P. and Valerie Herts Kalnitzky
 *10.21     First Amendment to Contribution Agreement by and between Tower Realty Operating
            Partnership, L.P. and Valerie Hertz Kalnitzky
 *10.22     Assignment Agreement by Charles M. Kotick, as nominee (CXX)
 *10.23     Contribution Agreement by and between Tower Realty Operating Partnership, L.P.
            and Allan B. Mendelsohn, as Chapter 7 Trustee of Edward Feldman
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

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
EXHIBIT
NUMBER                                           EXHIBIT
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
 *10.24     Option Agreement, dated as of July 28, 1997, by and between Tower Realty
            Operating Partnership, L.P. and Dana II Associates Limited Partnership
 *10.25     Option Agreement, dated July 28, 1997, by and between Tower Realty Operating
            Partnership, L.P. and Tower 45 Ventures Limited Partnership
 *10.26     Option Agreement, dated July 31, 1997, by and between Tower Realty Operating
            Partnership, L.P. and Feldman Tower 45, Inc.
 *10.27     Contribution Agreement between Maitland Property Investors, Limited and Tower
            Realty Operating Partnership, L.P., dated as of August 4, 1997
 *10.28     Non-Competition Agreement, dated as of August 4, 1997 among Tower Realty
            Operating Partnership, L.P., Properties Atlantic, Inc., Clifford Stein and Reid
            Berman
 *10.29     Assets Contribution Agreement, dated as of August 4, 1997, between Tower Realty
            Operating Partnership, L.P., and Properties Atlantic, Inc., Clifford Stein, and
            Reid Berman
 *10.30     Option Agreement, dated as of July 28, 1997, by and between Tower Realty
            Operating Partnership, L.P. and Stellar Associates
 *10.31     Option Agreement, dated as of July 28, 1997, by and between Tower Realty
            Operating Partnership, L.P. and Carlyle Industries, Inc.
 *10.32     Option Agreement, dated as of July 31, 1997, by and between Tower Realty
            Operating Partnership, L.P. and 120 West 45th Street Associates
 *10.33     Option Agreement, dated as of July 29, 1997, by and between Tower Realty
            Operating Partnership, L.P. and Richard Cooke, Craig Cooke and Brian Cooke
 *10.34     Option Agreement, dated as of July 28, 1997, by and between Tower Realty
            Operating Partnership, L.P. and Charles B. Hickcox
 *10.35     Option Agreement, dated as of July 31, 1997, by and between Tower Realty
            Operating Partnership, L.P. and Hazama T-45
 *10.36     Option Agreement, dated as of July 25, 1997, by and between Tower Realty
            Operating Partnership, L.P. and Leo V. Berger
 *10.37     Omnibus Option Agreement, dated as of July 31, 1997, by and between Tower Realty
            Operating Partnership, L.P. and Shoen U.S.A. Inc.
 *10.38     Option Agreement, dated as of July 28, 1997, by and among Tower Realty Operating
            Partnership, L.P., Tower Equities Management, Inc. and Tower Equities and Realty
            Corp., CXX Mineola Management Corp., Forum Management and Realty Corp., Madison
            40/41 Management Corp., Tower 45 Asset Management Corp. and SJP Realty Corp.
 *10.39     Contribution Agreement by and between Reid Berman and Tower Realty Operating
            Partnership, L.P. dated as of July 31, 1997
 *10.40     Purchase Agreement by and among Tower Realty Operating Partnership, L.P. and
            Anthony DiLeonardo dated as of July 31, 1997, as amended by Amendment No. 1 to
            Anthony DiLeonardo Purchase Agreement, dated as of September 18, 1997
 *10.41     Purchase Agreement by and among Tower Realty Operating Partnership, L.P. and
            Carmela Carrano dated as of July 31, 1997, as amended by Amendment No. 1 to
            Carmela Carrano Purchase Agreement, dated as of September 18, 1997
 *10.42     Contribution Agreement by and between Richard Wisely and Tower Realty Operating
            Partnership, L.P. dated as of July 31, 1997
 *10.43     Contribution Agreement by and between Lawrence Stein and Tower Realty Operating
            Partnership, L.P. dated as of July 31, 1997
 *10.44     Contribution Agreement by and between Lawrence H. Feldman and Tower Realty
            Operating Partnership, L.P. dated as of July 31, 1997
 *10.45     Contribution Agreement by and between Clifford L. Stein and Tower Realty
            Operating Partnership, L.P. dated as of July 31, 1997
 *10.46     Contribution Agreement by and between Robert Adams and Tower Realty Operating
            Partnership, L.P. dated as of July 31, 1997
 *10.47     Contribution Agreement by and between Eric Reimer and Tower Realty Operating
            Partnership, L.P., dated as of July 31, 1997
 *10.48     Contribution Agreement by and between Reuben Friedberg and Tower Realty Operating
            Partnership, L.P., dated as of July 31, 1997
 *10.49     Contribution Agreement by and between Joseph Kasman and Tower Realty Operating
            Partnership, L.P., dated as of July 31, 1997
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
EXHIBIT
NUMBER                                           EXHIBIT
-------     ---------------------------------------------------------------------------------
 *10.50     Contribution Agreement by and between Robert Cox and Tower Realty Operating
            Partnership, L.P., dated as of July 31, 1997
 *10.51     Contribution Agreement, dated as of July 31, 1997, by and among Tower Realty
            Operating Partnership, L.P. and Joseph Kasman
 *10.52     Option Agreement, dated as of May 8, 1997, by and among Tower Realty Operating
            Partnership, L.P. and Stanley B. Grey
 *10.53     Option Agreement, dated as of May 8, 1997, by and among Tower Realty Operating
            Partnership, L.P. and Michael C. Zerner
 *10.54     Letter Agreement, dated as of July 28, 1997, between Tower Realty Trust, Inc.,
            Tower Realty Operating Partnership, L.P., General Electric Capital Corporation,
            General Electric Real Estate Equities, Inc., GENEL Company, Inc. and GEBAM, Inc.
 *10.55     Contribution Agreement by and among Tower Realty Trust, Inc., Tower Realty
            Operating Partnership, L.P. and DRA Opportunity Fund
 *10.56     Contribution Agreement by and among Tower Realty Trust, Inc., Tower Realty
            Operating Partnership, L.P. and Office Invest Sub LLC
 *10.57     Supplement and Amendment, dated as of September 11, 1997, to the Contribution
            Agreement by and among Tower Realty Trust, Inc., Tower Realty Operating
            Partnership, L.P. and Office Invest Sub LLC, as parties to the original
            Contribution Agreement, and Feldman MOT Portfolio Corp., Feldman FSA Corp., FSA
            Associates, L.P. and Lawrence H. Feldman
 *10.58     Purchase and Sale Agreement, dated as of March 31, 1997, by and between Tower
            Equities and Realty Corp. and Tower Realty Operating Partnership, L.P.
 *10.59     Purchase and Sale Agreement, dated as of September 11, 1997, by and between 100
            Wall LLC and Tower Realty Operating Partnership, L.P.
 *10.60     Mortgage Loan Commitment, dated as of October 4, 1997, by and between Merrill
            Lynch Credit Corporation and one or more subsidiaries of Tower Realty Operating
            Partnership, L.P.
 *10.61     Form of Financial Advisory Fee Agreement by and between Merrill Lynch, Pierce,
            Fenner & Smith Incorporated, Tower Realty Trust, Inc. and Tower Realty Operating
            Partnership, L.P.
 *10.62     Form of Supplemental Representations, Warranties and Indemnity Agreement by and
            among Lawrence H. Feldman, Robert L. Cox, Joseph D Kasman, Eric S. Reimer, Reuben
            Friedberg and Tower Realty Operating Partnership, L.P. and Tower Realty Trust,
            Inc.
 *10.63     Line of Credit Commitment, dated as of October 4, 1997 by and between Merrill
            Lynch Capital Corporation and Tower Realty Operating Partnership, L.P. and Tower
            Realty Trust, Inc.
 *10.64     Purchase and Sale Agreement, dated as of July 25, 1997, by and between RSH
            Associates, Joel Wiener, and Lawrence H. Feldman
 *10.65     Option Agreement, dated as of July 31, 1997, by and between Tower Realty
            Operating Partnership, L.P. and Carmela Carrano, as amended by Amendment No. 1 to
            Option Agreement, dated as of September 18, 1997
 *10.66     Option Agreement, dated as of July 31, 1997, by and between Tower Realty
            Operating Partnership, L.P. and Anthony DiLeonardo, as amended by Amendment No. 1 to Option Agreement, dated as of September 18, 1997
 *10.67     Option Agreement, dated as of September 27, 1997, by and between Orlando Option
            Holding, L.L.C. and Tower Realty Operating Partnership, L.P.
 *10.68     Assignment of Real Estate Agreement, dated as of September 24, 1997, by and between Tower Equities and Realty Corp. and Tower Realty Operating Partnership,
            L.P.
 *10.69     Third Amendment to Escrow Instructions and Addendum thereto and Option Agreement, dated as of July 23, 1997, by and between Beardsley and I-17, L.L.C and Deer
            Valley Towne Center L.L.C and Crystal, Inc.
 *10.70     Phoenix Land Parcel Option Contract, dated as of September 12, 1997, by and between Crystal, Inc. and Tower Realty Operating Partnership, L.P.
 *10.71     Form of Acquisition Advisory Fee Agreement
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


EXHIBIT
NUMBER                                           EXHIBIT
-------     ---------------------------------------------------------------------------------
 *10.72     Stock Purchase Agreement, dated as of September 19, 1997, by and among Tower
            Realty Trust, Inc. and Carlyle Realty Partners, L.P., Carlyle Realty Qualified
            Partners, L.P., Carlyle Realty Partners Sunrise, L.P. and Carlyle Realty
            Coinvestment, L.P.
 *21.1      Subsidiaries of the Company, as amended
  23.1      Consent of Battle Fowler LLP (included in Exhibits 5.1 and 8.1 hereto)
 *23.2      Consent of Coopers & Lybrand L.L.P.
 *23.3      Consent of Landauer Associates, Inc.
  23.4      Consent of Ballard Spahr Andrews & Ingersoll (included in Exhibit 5.2)
 *24.1      Powers of Attorney
 *27.1      Financial Data Schedule, amended
 *99.1      Consent of Robert M. Adams to be named as a director nominee
 *99.2      Consent of Stephen B. Siegel to be named as a director nominee
 *99.3      Consent of Richard Wisely to be named as a director nominee
 *99.4      Consent of Esko I. Korhonen to be named as a director nominee
 *99.5      Consent of Robert L. Cox to be named as a director nominee


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 * Previously filed.